FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Lear Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3386776 (I.R.S. employer identification no.)
Lear Operations Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-3265872 (I.R.S. employer identification no.)
Lear Seating Holdings Corp.#50
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-2929055 (I.R.S. employer identification no.)
Lear Corporation EEDS and Interiors
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-2446360 (I.R.S. employer identification no.)
Lear Corporation (Germany) Ltd.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3386716 (I.R.S. employer identification no.)
Lear Automotive Dearborn, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-3384976 (I.R.S. employer identification no.)
Lear Automotive (EEDS) Spain S.L.
(Exact name of obligor as specified in its charter)

Spain (State or other jurisdiction of incorporation or organization)	N.A. (I.R.S. employer identification no.)
Lear Corporation Mexico, S. de R.L. de C.V.
(Exact name of obligor as specified in its charter)

Mexico (State or other jurisdiction of incorporation or organization)	CIN830323-T75 (I.R.S. employer identification no.)

21557 Telegraph Road Southfield, Michigan (Address of principal executive offices)	48033 (Zip code)

8 3/4% Series B Senior Notes due 2016
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 5th day of December, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ R. Ellwanger
Name:	R. Ellwanger
Title:	Assistant Vice President